                         SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                        Commission Only (as permitted
                                        by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                              MEDICORE, INC.
 ...........................................................................
           (Name of Registrant as Specified In Its Charter)
 ...........................................................................
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:
          .................................................................
      2)  Aggregate number of securities to which transaction applies:
          .................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          .................................................................
      4)  Proposed maximum aggregate value of transaction:
          .................................................................
      5)  Total fee paid:
          .................................................................
  [ ] Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registra-tion statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
          .......................................
      2)  Form, Schedule or Registration Statement No.:
          .......................................
      3)  Filing Party:
          .......................................
      4)  Date Filed:
          .......................................

                             MEDICORE, INC.

                              ----------

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            June 10, 1998

                              ----------

To Shareholders:

     The Annual Meeting of Shareholders of MEDICORE, INC. (the "Company") will be held at the Don Shula Hotel, 15255 Bull Run Road, Miami Lakes, Florida on Wednesday, June 10, 1998 at 10:00 a.m., for the following purposes:

     1. To elect two members to the Class 3 members of the Board of Directors to serve for a three year term until the Annual Meeting of Shareholders in 2001; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 17, 1998, as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     Your copy of the Annual Report of the Company for 1997 is enclosed.

---------------------------------------------------------------------------
It is important that your shares be represented at the Annual Meeting in order that the presence of a quorum be assured and to avoid added proxy solicitation costs. THEREFORE, YOUR PERSONAL ATTENDANCE OR PROXY IS IMPORTANT. Whether or not you plan to attend, please sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. All shareholders are cordially invited to attend the meeting.
If you attend the meeting and decide to vote in person, you may revoke your proxy.
---------------------------------------------------------------------------

                                By Order of the Board of Directors

                                LAWRENCE E. JAFFE
                                Secretary and Counsel

Hasbrouck Heights, New Jersey
May 1, 1998

                             MEDICORE, INC.
                         2337 West 76th Street
                        Hialeah, Florida 33016

                              ----------

            Proxy Statement for Annual Meeting of Shareholders
                            June 10, 1998

                             ----------

Solicitation and Revocation of Proxies

     This Proxy Statement and accompanying form of proxy and the Company's Annual Report to Shareholders for the year ended December 31, 1997, anticipated to be mailed on or about May 4, 1998, is solicited by and on behalf of the board of directors of Medicore, Inc., a Florida corporation (the "Company") for the Annual Meeting of Shareholders of the Company to be held on Wednesday, June 10, 1998, at the Don Shula Hotel, 15255 Bull Run Road, Miami Lakes, Florida at 10:00 a.m., including any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting and Proxy Statement.

     If the enclosed form of proxy is executed and returned, it will be voted as directed, but may be revoked at any time insofar as it has not been exercised, either by a written notice of the revocation received by the persons named therein, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof. In the absence of specific instructions by the shareholders, proxies will be voted for the election of the two members of Class 3 directors to serve on the board of directors for a three year term until the 2001 Annual Meeting of Shareholders. Abstentions and broker non-votes will be counted for purposes of a quorum, with abstentions having the legal effect of a vote "against" the election of the Class 3 directors. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (broker no-votes, which is not the case with respect to the election of directors), such shares will not be included in the vote totals and, therefore will have no effect on the vote. The form of proxy vests in the persons named therein as proxies discretionary authority to vote on any matter that may properly come before the meeting not presently known to the board of directors.

     The cost of preparing and mailing the Notice of Annual Meeting and proxy material and soliciting proxies will be paid by the Company. In addition to the use of the mails, officers, directors or employees of the Company, who will receive no additional compensation therefore, may solicit proxies by telephone or personal interview. The Company will request brokers, nominees, fiduciaries and custodians to forward proxy material to their beneficial owners, and will reimburse such persons for reasonable expenses incurred by them in forwarding the proxy materials.

Record Date

     The board of directors has fixed the close of business on April 17, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record on that date are entitled to vote at the meeting.

Voting Securities

     As of April 17, 1998 there were outstanding and entitled to be voted at the Annual Meeting, 5,847,740 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares is needed for a quorum and a plurality of the votes cast, in person or by proxy, is necessary to effectuate election of the two directors for the Class 3 members of the board of directors.

                        ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect two Class 3 direc-tors in accordance with the Company's Restated Articles of Incorporation ("Articles of Incorporation"), which provides for two members to serve for three years, until the 2001 Annual Meeting of Shareholders, and until each of their successors is elected and qualified. The Articles of Incorporation and By-Laws of the Company provide that Class 3 directors shall not be more than two persons, and that the majority of directors have the right to appoint candidates to fill any vacancies on the board, whether through death, retirement or other termination of a director, or through an increase in the board. At such time that qualified candidates are available to serve, the majority of the board, although less than a quorum, or by a sole remaining director, may appoint such person to fill any vacancy. There currently exists a singular vacancy in Class 1 directors. When appointed, the new appointee, such as the Class 1 director, shall then serve for the remainder of the term provided in the Articles of Incorporation.

     The affirmative vote of a plurality of the shares of Common Stock represented at the meeting is required to elect the Class 3 directors. Cumulative voting is not permitted in the election of directors. Conse-quently, each shareholder is entitled to one vote for each share of Common Stock held in his name. The persons named as proxies in the form of proxy solicited hereby intend to vote all valid proxies received in favor of the election of the persons named below as nominees for Class 3 directors except where authority is withheld by the shareholder. The two nominees are Thomas K. Langbein and Seymour Friend, both of whom have been on the board of directors for many years. Mr. Langbein has served as the Chairman of the Board since 1980, and Mr. Friend has been a director of the Company since 1975.

     The nominees have consented to be named herein and to serve on the board of directors if elected. If either nominee is unable to serve as a director (which presently is not anticipated), the proxies will be voted for such substituted nominees as may be designated by the present board of directors. To apprise shareholders of the qualifications of all directors, information is provided concerning the two nominees and the three incumbent directors whose terms expire in 1999 and 2000.

     There is no nominating committee. Nominations for directors are con-sidered by the entire board of directors.

     For additional information concerning the two nominees for Class 3 directors and the incumbent directors, including compensation and share ownership, see "Executive Compensation," "Beneficial Ownership of the Company's Securities" and "Certain Relationships and Related Transactions."

Nominees for Class 3 Directors

                           Current Position
Name                  Age  and Areas of Responsibility  Position Held Since
----                  ---  ---------------------------  -------------------

Thomas K. Langbein    52    Chairman of the Board of          1980
                            Directors, Chief Executive
                            Officer and President

Seymour Friend        77    Vice President                    1981
                            Director                          1975

     Thomas K. Langbein was appointed as Chairman of the Board of Directors, Chief Executive Officer and President of the Company in 1980. Mr. Langbein is the Chairman of the Board and the Chief Executive Officer of most of the Company's subsidiaries. He has been a director of Techdyne, Inc., a 63% owned public subsidiary ("Techdyne") since it was acquired by the Company in 1982. He was appointed President and Chief Executive Officer of
Techdyne in April, 1990, and Barry Pardon succeeded to the Presidency of Techdyne in November, 1991. He is also a director of Lytton Incorporated, an Ohio electronics and electro-mechanical manufacturer acquired by Techdyne in July, 1997 and of Techdyne's foreign subsidiary, Techdyne (Scotland). Mr. Langbein is Chairman of the Board and Chief Executive Officer of Dialysis Corporation of America, a 66% owned subsidiary
("DCA"). Mr. Langbein is President, sole shareholder and director of Todd & Company, Inc. ("Todd"), a broker-dealer registered with the Securities and Exchange Commission and a member of the National Associa-tion of Securities Dealers, Inc. Mr. Langbein devotes most of his time to the affairs of the Company, Techdyne and DCA.

     Seymour Friend is a real estate investor and devotes a portion of his time to the affairs of the Company.

Incumbent Directors

                                Current Position and
Name                       Age  Areas of Responsibility  Position Held Since
----                       ---  -----------------------  -------------------

Peter D. Fischbein(1)(2)   58   Director                       1984

Anthony C. D'Amore(3)      67   Director                       1979

Robert P. Magrann(1)(3)    54   Director                       1997

----------

(1)  Member of the Audit Committee.
(2)  Class 1 director; term ends in 1999.
(3)  Class 2 director; term ends in 2000.

     Peter D. Fischbein is an attorney who has from time to time repre-sented the Company, Techdyne, Viragen and Todd. Mr. Fischbein is a director of Viragen (since 1981) and Techdyne (since 1985). Mr. Fischbein is a general partner of several limited partnerships engaged in real estate development. See "Certain Relationships and Related Transactions."

     Anthony C. D'Amore is a director of Techdyne and is registered as a part-time account executive with Todd, but has not been active in the brokerage business for many years. Mr. D'Amore was the owner of an insurance agency, the A.C. D'Amore Agency, Inc., which he sold in 1992, and from whom the Company and Techdyne and their subsidiaries purchase much of their insurance at rates competitive with unaffiliated third parties. Mr. D'Amore continues to receive commissions with respect to such insurance. See "Certain Relationships and Related Transactions."

     Robert P. Magrann has been a senior executive and general manager at major national and international food distributors. From 1991 to 1994, Mr. Magrann was Executive Vice President of E. J. Brach Corporation and from 1994 to 1996 he was Senior Vice President at Borden, Inc., both of which positions entailed management supervision and responsibility for marketing, sales and public relations. In September, 1996, Mr. Magrann became affiliated with Tetley USA, Inc., a beverage producer and distributor, with whom he holds the position of Senior Vice President, Sales for its North America Food Group.

     There are no family relationships among any of the officers or directors of the Company.

     Since the last Annual Meeting in June, 1997, there were seven meetings of the board of directors, including actions by unanimous written consent. All directors participated at all the meetings, either present in person or via telephone.

     The only committee the Company has is an audit committee consisting of Peter D. Fischbein and Robert P. Magrann. The audit committee, which meets informally, usually on a monthly basis, is responsible for recommending to the board of directors the firm of independent accountants to serve the Company, reviewing fees, services and results of the audit by such independent accountants, reviewing the accounting books and records of the Company and reviewing the scope, results and adequacy of the internal audit control procedures of the Company. No member of the audit committee receives a fee for his services. The By-Laws provide for and the Company has made payment of reasonable expenses for directors' attendance at meetings. In lieu of any cash compensation or per meeting fees to directors for acting as such, the Company has provided directors, among others, with options to purchase Common Stock of the Company at fair market value as of the date of grant. See "Executive Compensation - Options, Warrants or Rights" and "Beneficial Ownership of the Company's Securities."

               BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

Management

     The following table sets forth as of April 17, 1998, the names and beneficial ownership of the equity securities of the Company and its subsidiaries for directors, individually itemized, and for directors and officers as a group, without naming them, and for each of the named executive officers disclosed in the Summary Compensation Table. See "Executive Compensation."

                                          Amount and Nature of Beneficial Ownership(1)
                       -------------------------------------------------------------------------------
                       Medicore               Techdyne                      DCA
                       Common                 Common                        Common
Name                   Stock         %(2)(3)  Stock(4)            %(3)(5)   Stock(6)        %(3)(7)
----                   -----         -------  --------            ------    --------        -------
Thomas K. Langbein(8)  1,043,014(9)   17.1%   4,717,727(3)(10)     71.2%    2,460,622(11)   67.4%

Seymour Friend(8)        432,705(12)   7.3%      31,333(13)          *          3,000(14)     *

Peter D. Fischbein(15)   176,229(16)   3.0%      55,000(17)         1.1%          ---(18)    ---

Anthony C. D'Amore(19)   273,890(20)   4.6%      44,000(21)          *          3,000(22)     *

Robert P. Magrann(19)     44,000(23)    *           ---             ---         2,000(24)     *

Barry Pardon(25)         135,750(26)   2.3%     184,333(27)         3.5%          ---(28)    ---

All directors and      2,040,888(29)  32.0%   4,873,060(4)(5)(10)  72.2%   2,476,122(30)   67.7%(6)(7)(11)
executive officers
as a group (6 persons)


----------

* less than 1 %

(1) Based upon information furnished to the Company by either the directors and officers or obtained from the stock transfer books of the Company. The Company is informed that these persons hold sole voting and dispositive power with respect to the shares of Common Stock except as noted herein.

(2) Based on 5,847,740 shares outstanding. Does not include 841,000 shares of Common Stock underlying options granted in April, 1995 under the Company's 1989 Stock Option Plan, which are registered and exercisable at $2.38 per share. See Note (3) and "Executive Compen-sation - Options, Warrants or Rights."

(3) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days of April 17, 1998 is deemed to be outstanding for purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4) The Company owns 4,537,727 shares (70.4%) of the common stock of Techdyne. Includes 1,309,930 shares which the Company may acquire upon conversion of its demand convertible promissory note from Techdyne in the amount of approximately $2,292,377 at December 31, 1997, including accrued interest, convertible at $1.75 per share.
     See Note (3). Exclusive of the convertible note, the Company owns 3,227,797 shares of Techdyne (approximately 63%). Officers and directors of the Company, including those directors of the Company and Techdyne who may be shareholders of each company, except Thomas K. Langbein (see Note (10)), disclaim any indirect beneficial ownership of Techdyne common shares through the Company's 70.4% ownership of Techdyne.

(5) Based on 5,135,167 Techdyne shares outstanding plus 1,309,930 shares obtainable under the Company's convertible note. See Notes (3) and
     (4). Does not include (i) options granted in 1994, 1995 and 1997 for an aggregate of 699,100 shares of Techdyne common stock; (ii) common stock issuable under 1,000,000 Warrants exercisable at $5.00 per share through September 12, 1998; or (iii) any additional shares that may have to be issued pursuant to Techdyne's guarantee to the seller of Lytton. See "Executive Compensation - Options, Warrants or Rights" and "Certain Relationships and Related Transactions."

(6) The Company owns 2,410,622 shares (66%) of the common stock of DCA. Officers and directors of the Company, including those officers and directors of the Company and DCA who may be shareholders of each Company, except Thomas K. Langbein (see Note (11)), disclaim any indirect beneficial ownership of DCA common stock through the Company's 66% ownership of DCA.

(7) Based on 3,651,494 DCA shares outstanding exclusive of 100,000 treasury shares.

(8) Class 3 director; term to 1998 Annual Meeting of Shareholders. See "Election of Directors."

(9) Includes 250,000 shares of Common Stock underlying options granted in April, 1995, exercisable at $2.38 per share through April 17, 2000. Does not include (i) 15,700 shares each held in the names of Mr. Langbein's two children who are of majority age; and (ii) an option to acquire up to 400,000 shares of Common Stock in lieu of a lump sum payment, which option is not presently exercisable except in the event of a change in control of the Company. See Note (2) and "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" and "Options, Warrants or Rights" under the caption "Executive Compensation."

(10) Includes (i) the Company's 4,537,727 share ownership of Techdyne, including 1,309,930 shares of Techdyne which the Company may obtain upon conversion of its demand promissory note (see Note (4) above), by virtue of his position with the Company and Techdyne and stock ownership of the Company, which may deem Mr. Langbein to have bene-ficial ownership of such shares through shared voting and investment power with respect to the Company's ownership of Techdyne; Mr. Langbein disclaims such entire beneficial ownership, but for his proportionate interest, approximately 776,000 shares of Techdyne (12.0%); and (ii) Techdyne options for 180,000 shares. See "Executive Compensation - Options, Warrants or Rights."

(11) Includes (i) the Company's 2,410,622 share ownership, by virtue of his position with the Company and DCA and his stock ownership of the Company, which may deem Mr. Langbein to have beneficial ownership of such shares through shared voting and investment power with respect to the Company's ownership of DCA; Mr. Langbein disclaims such entire beneficial ownership, but for his proportionate interest, approximately 412,000 shares of DCA (11.3%); and (ii) 50,000 shares of DCA common stock directly owned and issued upon exercise of an option on December 31, 1997. See "Executive Compensation - Options, Warrants or Rights."

(12) Includes 75,000 shares of Common Stock underlying options granted in April, 1995 exercisable at $2.38 per share through April 17, 2000.
     See Note (2) and "Executive Compensation - Option, Warrants or Rights."

(13) Includes Techdyne options for 15,000 shares. See "Executive Compen-sation." Excludes approximately 331,000 (5.1%) shares that may be deemed indirectly beneficially owned through the Company's ownership of Techdyne, which indirect beneficial ownership is disclaimed. See Note (4).

(14) Includes 2,000 shares underlying DCA warrants exercisable at $4.50 per share through April 16, 1999. Excludes approximately176,000 (4.8%) shares that may be deemed indirectly beneficially owned through the Company's ownership of DCA, which indirect beneficial ownership is disclaimed. See Note (6).

(15) Class 1 director; term to 1999.  See "Election of Directors."

(16) Includes (i) 100,000 shares held in trust for his infant son; Mr. Fischbein's wife is trustee; Mr. Fischbein disclaims beneficial interest in these 100,000 shares; and (ii) 75,000 shares of Common Stock underlying options granted in April, 1995 exercisable at $2.38 per share through April 17, 2000. See Note (2) and "Executive Compensation - Options, Warrants, or Rights." Does not include 196,382 shares of Common Stock owned by his wife in which shares, based on her financial independence, Mr. Fischbein disclaims bene-ficial interest.

(17) Includes Techdyne options for 55,000 shares. See "Executive Compen-sation." Excludes approximately 136,000 (2.1%) shares that may be deemed indirectly beneficially owned through the Company's ownership of Techdyne, which indirect beneficial ownership is disclaimed. See Note (4).

(18) Excludes approximately 72,000 (2.0%) shares that may be deemed indirectly beneficially owned through the Company's ownership of DCA, which indirect beneficial ownership is disclaimed. See Note (6).

(19) Class 2 director; term to 2000 Annual Meeting of Shareholders. See "Election of Directors."

(20) Includes 75,000 shares of Common Stock underlying options granted in April, 1995 exercisable at $2.38 per share through April 17, 2000. See Note (2) and "Executive Compensation - Options, Warrants, or Rights."

(21) Includes (i) Techdyne options for 25,000 shares (see "Executive Compensation"); (ii) Techdyne warrants for 4,000 shares of Common Stock exercisable at $5.00 per share through September 12, 1998 held in his retirement plan; and (iii) 15,000 shares of Common Stock held in his retirement plan. Excludes approximately 209,000 (3.2%) shares that may be deemed indirectly beneficially owned through the Company's ownership of Techdyne, which indirect beneficial ownership is dis-claimed. See Note (4).

(22) Includes 2,000 shares underlying DCA warrants exercisable at $4.50 per share through April 16, 1999. Excludes approximately 111,000 (3.0%) shares that may be deemed indirectly beneficially owned through the Company's ownership of DCA, which indirect beneficial ownership is disclaimed. See Note (6).

(23) Includes 35,000 shares of Common Stock underlying options granted in June, 1997 pursuant to the Company's 1989 Stock Option Plan exer-cisable at $3.75 per share, the fair market value on the date of grant, reduced to $2.38, the fair market value on the repricing date of September 10, 1997 to be equivalent with the other directors' options. See Note (2) and "Executive Compensation - Options, Warrants or Rights."

(24) Includes 2,000 shares underlying DCA warrants exercisable at $4.50 per share through April 16, 1999. Excludes approximately 14,000 shares (.4%) which may be deemed indirectly beneficially owned through the Company's ownership of DCA, which indirect beneficial ownership is disclaimed.

(25) President and director of Techdyne; not an executive officer or director of the Company, but deemed a significant person based on Techdyne's financial importance relating to the Company.

(26) Includes (i) 75,000 shares of Common Stock underlying options granted in April, 1995 exercisable at $2.38 per share through April 17, 2000; and (ii) 7,200 shares of Common Stock owned by his wife. See Note
     (2) and "Executive Compensation - Options, Warrants, or Rights."

(27) Includes (i) Techdyne options for 180,000 shares (see "Executive Compensation"); (ii) Techdyne warrants for 1,000 shares of common stock exercisable at $5.00 per share through September 12, 1998; and
     (iii) 2,333 shares held in his wife's name. Excludes approximately 104,000 (1.6%) shares that may be deemed indirectly beneficially owned through the Company's ownership of Techdyne, which indirect beneficial ownership is disclaimed. See Note (4).

(28) Excludes approximately 55,000 (1.5%) shares that may be deemed indirectly beneficially owned through the Company's ownership of DCA, which indirect beneficial ownership is disclaimed. See Note (6).

(29) Does not include Barry Pardon's interest. See Note (25) above. In-cludes 540,000 shares of Common Stock underlying the options granted in April, 1995. See Note (2) and "Executive Compensation - Options, Warrants, or Rights."

(30) Does not include Barry Pardon's interest.  See Note (25) above.

Other Principal Security Holders

     Other than for Messrs. Langbein and Friend, both of whom are officers and directors of the Company, no other shareholder is known by the Company, nor has it received any Schedule 13D reflecting the same, to own bene-ficially more than 5% of its voting securities. See "Beneficial Ownership of the Company's Securities - Management."

                           EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth compensation paid by the Company and its subsidiaries for the last three fiscal years ended December 31, 1997 for services in all capacities for its Chief Executive Officer and each of its principal executive officers whose total annual salary and bonus exceeded $100,000.


Summary Compensation Table


                           Annual Compensation            Long Term Compensation
                      ------------------------------  --------------------------------
                                                                   Awards
                                                                   ------
(a)                   (b)     (c)        (e)                        (g)                        (i)
                                         Other
                                         Annual                  Securities                  All Other
Name and                                 Compen-                 Underlying                Compensation
Principal Position    Year    Salary($)  sation($)(2)          Options/SARs(#)                  ($)
------------------    ----    ---------  ------------ ---------------------------------    ------------
CEO
Thomas K. Langbein    1997    257,000(1)    34,300          ---     100,000      ---       74,500(1)(4)
                      1996    262,000(1)    24,800       250,000       ---       ---       94,200(1)(5)
                      1995    230,100       26,100       250,000     40,000    50,000(4)     ---

Barry Pardon(6)       1997    144,100        8,000          ---     100,000      ---         ---
                      1996     60,600(7)     8,800        75,000       ---       ---       22,500(7)(8)
                      1995     13,000        8,200        75,000     40,000      ---         ---


----------

(1) Includes a $25,000 bonus in 1996 for Mr. Langbein.  Does not include
    (i) the Company's June, 1996 forgiveness of indebtedness of a promis-sory note issued in 1994 for an option exercise for 130,000 shares of the Company's Common Stock; and (ii) DCA's December, 1997 forgiveness of a promissory note issued in December, 1997 for an option exercise for 50,000 shares of DCA common stock. See "Options, Warrants or Rights" below.

(2) Includes automobile allowance and related expenses, life and disability insurance premiums, and $1,000 compensation received in 1995 by Messrs. Langbein and Pardon as directors to Techdyne (Scotland).

(3) In April, 1995, the Company granted non-qualified stock options under its 1989 Stock Option Plan to officers, directors, employees and con-sultants for 809,000 shares of Common Stock, now 841,000, originally exercisable at $3.00 per share adjusted to $2.38 per share on December 30, 1996, the fair market value on that date. In June, 1997 a new director was elected and was granted options for 35,000 shares of the Company's Common Stock exercisable at $3.75 per share, adjusted to $2.38 per share on September 10, 1997, the fair market value on that date, equivalent to the exercise price of the other directors. See "Options, Warrants or Rights" below and Notes (2) and (24) to "Bene-ficial Ownership of the Company's Securities."

(4) The options for 50,000 shares of DCA common stock were exercised effective December 31, 1997 at $1.50 per share. Consideration for these shares was paid in cash for the par value and a promissory note issued for the balance. On December 31, 1997, DCA forgave the indebt-edness under the notes, which notes were cancelled. See Note (1) above.

(5) The option for the 130,000 shares of the Company's Common Stock was exercised in 1992 at $.69 per share. Consideration for these shares was paid in cash for the par value and a three year promissory note issued for the balance with interest at 5.36% per annum. On June 5, 1996, the Company forgave the indebtedness under the notes, which notes were cancelled. See Note (1) above.

(6) President and director of Techdyne, Chairman of the Board and Chief Executive Officer of Lytton and director of Techdyne (Scotland).

(7) Does not include the Company's June, 1996 forgiveness of indebtedness of a promissory note issued in 1994 for an option exercise for 30,000 shares of the Company's Common Stock. See "Options, Warrants or Rights" below.

(8) The option for the 30,000 shares of the Company's Common Stock was exercised in 1992 at $.69 per share. See above Note (5) for the consideration and Note (7).

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

     Mr. Langbein has an employment agreement with the Company through May 31, 1999 at an annual salary of $220,000 with yearly increases in incre-ments of no less than $10,000 which increases Mr. Langbein had waived in prior years. The first $10,000 increment became effective June 1, 1995. The Company also provides Mr. Langbein with an automobile allowance of $850 per month. The employment agreement further provides upon the death of Mr. Langbein three years full salary to his former wife or other designee of Mr. Langbein, and for reimbursement of reasonable business expenses and full salary for the remainder of the term of the employment agreement in the event of disability. The Company maintains an income disability insurance policy for Mr. Langbein. The employment agreement also provides for life insurance, of which a $500,000 policy owned by the Company was assigned to Mr. Langbein the first quarter of 1997. The Company also maintains a $750,000 whole life insurance policy and a $350,000 term policy insuring the life of Mr. Langbein with Mr. Langbein as the owner of both policies. His former wife is beneficiary of $550,000 of these policies, with his two children beneficiaries to the balance. Most life insurance maintained by the Company on Mr. Langbein's life is obtained through George Langbein, his brother, who is affiliated with Techdyne as an independent sales representative. See "Certain Relation-ships and Related Transactions." The employment agreement also contains a two (2) year non-competition provision within a 20 mile radius of the Company's primary operations in Florida. The Company has the right, upon Mr. Langbein's termination, to request further non-competition by Mr. Langbein in the United States for consideration of $4,000 per month, increasing 5% in any twelve-month period.

     Based upon any wrongful termination of his employment agreement, which includes changes in control of the Company through an acquiring person (any person who has acquired or announces a tender offer or exchange for 25% of the shares of the Company), a sale of substantially all of the assets, a merger, an acquisition of the Company or its consolidation with another, or certain types of board changes, the Company shall pay Mr. Langbein a lump sum payment, based upon his then compensation, including benefits and perquisites, for the next three years from such termination. At Mr. Langbein's option, he may elect, in lieu of any such lump sum payment, to take Common Stock of the Company equivalent to such lump sum payment based upon the lowest closing price of the stock as reported by the principal stock exchange upon which the shares are then trading, or if the trading is then in the over-the-counter market, presently trading on the Nasdaq National Market, then as reported by Nasdaq (or other inter-dealer quotation medium) within 30 days of such wrongful termination or change in control. The Company has reserved up to 400,000 shares of its Common Stock for such option to Mr. Langbein.
The Company has granted Mr. Langbein one time demand and five year "piggy-back" registration rights with respect to such shares, which would be at the sole cost and expense of the Company except with respect to Mr. Langbein's legal fees and commissions or discounts upon sale of such stock.

     Barry Pardon, director and President of Techdyne, has a five-year employment agreement with Techdyne through December 31, 2000, which provides him with a base annual salary of $120,000, plus an over-ride commission of .5% of net sales of Techdyne in excess of $20,000,000 the first year of the agreement, increasing $1,000,000 each successive year of the term. Should any companies be acquired by Techdyne, such as Lytton, the net sales of that acquired company for the immediately preceding fiscal year are added to the base $20,000,000 (plus $1,000,000 yearly increases) before the .5% over-ride applies. In January, 1993, as part of Techdyne's administrative cost reduction program, Mr. Pardon voluntarily reduced his base salary to $84,000, which was increased to $96,000 in April, 1994, to $108,000 in March, 1995, and now remains at his contracted-for base salary. Under the employment agreement, Mr. Pardon is entitled to severance pay of nine months salary if he is terminated without cause during the term, or his estate receives it if he dies. Mr. Pardon is furnished with an auto-mobile, travel and entertainment expenses incurred relating to Techdyne's business, which sums did not exceed 10% of his reported cash compensation for 1997. His employment agreement provides for non-competition for one year following termination and for restrictions upon Mr. Pardon calling upon any customers or suppliers of Techdyne, diverting any customers, services, items or products of Techdyne or disclosing any trade secrets of Techdyne.

     Certain executive and accounting personnel and administrative facili-ties of the Company and its subsidiaries, including Techdyne and DCA, were common for fiscal 1997. The costs of executive and accounting salaries and other shared corporate overhead for these companies were charged on the basis of direct usage when identifiable with the remainder allocated on the basis of time spent with Techdyne's allocation now accomplished pursuant to a two-year Service Agreement which commenced October 1, 1996. Mr. Langbein, as an officer and director of the Company, Techdyne and DCA, and Mr. Ouzts, as an officer of the Company, Techdyne and DCA, both divide their time and efforts among the companies. See "Executive Compensation" and "Certain Relationships and Related Transactions."

Compensation of Directors

     Standard Arrangements

     There are no standard arrangements for compensating directors for services as directors or for acting on any committee. The Company does reimburse directors for expenses of attending meetings.

     Non-Standard Arrangements

     For the year ended December 31, 1997, the Company obtained its property, casualty and general liability insurance, as did its subsidi-aries, through arrangements made by one of its directors, Anthony C.

D'Amore, who received $4,000 in commissions in 1997 with respect to this insurance. See "Certain Relationships and Related Transactions."

     The Company has provided options to its directors, among other execu-tives and consultants. Its public subsidiaries, Techdyne and DCA, have also issued options to their respective officers, directors and advisors. Three of the directors of the Company are directors of Techdyne and have received Techdyne options, and Mr. Langbein, also Chairman of the Board of Directors of DCA, received options from that subsidiary. See "Bene-ficial Ownership of the Company's Securities" and below "Options, Warrants or Rights" and "Certain Relationships and Related Transactions." Techdyne granted options under its 1997 Stock Option Plan to certain directors of the Company in June, 1997 exercisable at $3.25 per share through June 22, 2002. Messrs. Langbein, Friend, Fischbein, D'Amore, and Ouzts, officers and/or directors of the Company, received options for Techdyne common stock. In April, 1995 Options were granted under the Company's 1989 Stock Option Plan (the "Option Plan") exercisable into Common Stock at $3.00 per share, reduced to $2.38 per share on December
30, 1996, the then fair market value. The 1995 options were granted to officers, directors, consultants and certain employees of the Company and its subsidiaries, which includes options for 250,000 shares of Common Stock to Mr. Langbein, and options for 75,000 shares of Common Stock each to Messrs. Friend, Fischbein and D'Amore. Upon Robert P. Magrann being elected a director of the Company in June, 1997, he was granted options for 35,000 shares of Common Stock exercisable at $3.75, which were repriced to $2.38 on September 10, 1997, the fair market value on that date, which exercise price is equivalent to that of the other directors of the Company. Any repricing is deemed a new grant of options. See "Options, Warrants or Rights."

Options, Warrants or Rights

     In May, 1989, the board of directors adopted the 1989 Stock Option Plan (the "Option Plan"), approved by shareholders in July, 1994, pursuant to which 1,000,000 shares of Common Stock are reserved for issuance under options at fair market value on the date of grant. The Option Plan is for a period of 20 years, terminating May 18, 2009. Under the Option Plan, options may be granted to employees, officers, directors, attorneys, consultants and similar parties who provide their skills and expertise to the Company. Options granted under the Option Plan are non-transferable and are exercisable for five years (no vesting schedule) from date of grant, but may expire at the earlier of two years from retirement, permanent disability or death. The options were exercisable 50% on or after the first anniversary date of grant and in full on or after the second anni-versary date of grant, which have both passed, rendering each option fully exercisable.

     Options under the Option Plan may be exercised either with cash or Company stock or both. If exercised with stock the shares are valued at the current market price and the optionee obtains an additional non-quali-fied stock option for the stock used for the exercise. This new option is exercisable at the then current market price for the remainder of the original option period under the same terms of the original option. Stock for stock exercises of options allow for the withholding of shares to cover tax liability upon exercise.

     On April 18, 1995, the board granted options for 809,000 shares of Common Stock under the Option Plan exercisable at $3.00 per share, the closing price for the stock on the date of grant. Based on three employee terminations and a grant to a new director in 1997, there are presently outstanding Options for 841,000 shares of Common Stock. As permitted pursuant to the terms of the Option Plan, on December 30, 1996, the stock option committee and the board of directors authorized the repricing of the exercise price of the options to $2.38 per share based upon the closing price of the Company's Common Stock on the Nasdaq National Market on that date. An option for 35,000 shares of Common Stock was granted to a newly elected director in June, 1997 exercisable at $3.75 and repriced on September 10, 1997 to $2.38, the fair market value on that date and an equivalent exercise price with the other directors of the Company. See "Beneficial Ownership of the Company's Securities," "Executive Compensa-tion - Compensation of Directors - Non-Standard Arrangements" below. The Company has registered these shares for resale by the optionees.

     In May, 1994, the board of directors and shareholders of Techdyne adopted the 1994 Techdyne, Inc. Stock Option Plan (the "Techdyne 1994 Plan"). In November, 1995, the board of directors and shareholders of DCA adopted the 1995 Dialysis Corporation of America Stock Option Plan (the "DCA 1995 Plan"). Each of the Techdyne 1994 and the DCA 1995 Plans are substantially similar and the following description applies to each, unless otherwise indicated.

     250,000 shares of common stock are reserved for issuance at 100% of the fair market value on the date of grant. The Techdyne 1994 Plan expires May 24, 1999 and the DCA 1995 Plan expires November 9, 2000. Options may be and have been granted to officers, directors, consultants, key employees, advisors and similar parties, may be exercisable for up to five years, may require vesting, are non-transferable except by the laws of descent and distribution or a change in control of the Company, and are exercisable only by the participant during his lifetime.

     A change in control includes (i) the sale of substantially all of the assets of the company or its merger or consolidation with another, or (ii) a majority of the board changes other than by election by shareholders pursuant to board solicitation or by vacancies filled by the board caused by death or resignation, or (iii) a person or group acquires 25% or makes a tender for 25% of the company's outstanding shares.

     If a participant ceases affiliation with the company by reason of death, permanent disability or retirement at or after age 65, the option remains exercisable for nine (9) months from such occurrence but not beyond the option's expiration date. Other termination gives the partici-pant 30 days to exercise except for termination for cause which results in the option becoming immediately null and void.

     Options granted under the Techdyne 1994 Plan and the DCA 1995 Plan, at the discretion of the Board, may be exercised either with cash, common stock having a fair market equal to the cash exercise price, the partici-pant's personal recourse note, or with an assignment to the company of sufficient proceeds from the sale of the common stock acquired upon exercise of the option with an authorization to the broker or selling agent to pay that amount to the company, or any combination of the above.

     There are presently outstanding under the Techdyne 1994 Plan options to 34 officers, employees and advisors of Techdyne and its subsidiary for 171,600 shares of Techdyne common stock exercisable at $1.00 per share through May 24, 1999. Thirty-nine employees have exercised their Techdyne options for 51,400 shares, and 13 options for 4,900 shares have been cancelled due to termination of the employees.

     Under the DCA 1995 Plan there are currently options to 14 persons affiliated with DCA and its subsidiaries for 24,500 shares of DCA common stock exercisable at $1.50 per share through November 9, 2000. Pursuant to the sale of substantially all of the assets of DCA's subsidiaries in Florida, DSF and DMI, the options held by the five employees at the DSF facility now under operation by the purchaser were extended through March
2, 1998. As of December 31, 1997, options for 168,500 shares of DCA common stock under the DCA Plan have been exercised, 162,500 of those options were exercised by four affiliates of the Company and one non-affiliate. The DCA options to affiliates were granted under Rule 701 of the Securities Act of 1933 (the "Act"), which provides an exemption from the registration requirements of Section 5 of the Act. A "control relationship" legend was placed upon the certificates issued to the four affiliates which requires "affiliates" as that term is defined under Rule 144 of the Act to sell their shares in accordance with Rule 144, in this instance exclusive of the one year holding period. As for the non-affiliate, subparagraph (c) of Rule 701 allows sales of any amount of shares obtained by non-affiliates upon exercise of their options without any restriction. Each of the affiliates and the non-affiliate paid the par value of the shares in cash and signed a promissory note for the balance which indebted-ness was forgiven by the board of DCA. See "Beneficial Ownership of the Company's Securities" and "Executive Compensation."

     On February 27, 1995, Techdyne granted non-qualified stock options, not part of the Techdyne 1994 Plan, to directors of Techdyne and its subsidiary for 142,500 shares of common stock exercisable at $1.75 per
share for five years.   In April, 1995 an option for 10,000 shares of
Techdyne common stock was granted to counsel as part of his compensation for assisting in the preparation of Techdyne's registration statement for a public offering of its common stock and warrants completed in October, 1995. The exercise price of all options is 100% of the fair market value of the common stock on the date of grant. At present, all Techdyne 1995 options remain outstanding.

     In August, 1996, DCA's board of directors approved and issued non-qualified stock options for 15,000 shares of common stock, options for 5,000 shares each, to the medical directors of its three dialysis centers. These options are not part of the DCA 1995 Plan, and are immediately exercisable at $4.75 per share through August 18, 1999. If the medical director ceases affiliation with DCA or with the professional association approved to act as medical director of a particular dialysis center, or by reason of death, permanent disability or retirement at 65 years of age, such options are exercisable for six (6) months from such occurrence, but not beyond the expiration date of the option. Other termination gives the optionee 30 days to exercise except for termination for cause which results in the option being immediately null and void. The DCA 1996 options may only be exercised for cash. To date none of the these options have been exercised. However, the options of the medical director of the DSF facility, a subsidiary of the Company, for 5,000 shares of DCA common stock were canceled pursuant to the termination provisions of the Medical Director Agreement upon his disaffiliation with that facility, which was sold in October, 1997.

     In June, 1997, Techdyne's board of directors and shareholders approved a 1997 Stock Option Plan ("Techdyne 1997 Plan") pursuant to which 500,000 shares of Techdyne common stock were reserved and under which options, both incentive and non-qualified, were granted for 375,000 shares of Techdyne common stock to certain officers, directors, and advisors of the Company. The options granted under the Techdyne 1997 Plan are fully vested, are for a period of five years expiring June 22, 2002, and exercisable at $3.25 per share. The Techdyne 1997 Plan is substantially similar to Techdyne's 1994 Plan.

     On July 31, 1997, Techdyne acquired Lytton and a portion of the con-sideration included 300,000 shares of Techdyne common stock guaranteed by Techdyne at certain levels which included earnings objectives of Lytton. If such guaranteed minimum proceeds from the sale of the Techdyne shares was not satisfied, Techdyne is required to make up the difference in cash or its common stock, or a combination of both, at the discretion of Techdyne. See "Certain Relationships and Related Transactions."

          Aggregated Option/SAR Exercises in Last Fiscal Year
                     and FY-End Option/SAR Values


(a)                      (b)          (c)          (d)                  (e)
                                                Number of
                                                Securities           Value of
                                                Underlying           Unexercised
                                                Unexercised          In-the-Money
                                                Options/SARs         Options/SARs
                        Shares                  at FY-End (#)        at FY-End($)
                     Acquired on     Value      Exercisable/         Exercisable/
Name                 Exercise(#)   Realized($)  Unexercisable        Unexercisable
----                 -----------   -----------  -------------        -------------
CEO
Thomas K. Langbein
 Company Options         -0-          -0-       250,000 (exer)             (1)
 Techdyne Options        -0-          -0-       180,000 (exer)(2)    353,400 (exer)(3)
 DCA Options           50,000(4)    47,000(5)      -0-                  -0-

Barry Pardon(6)
 Company Options         -0-          -0-        75,000 (exer)             (1)
 Techdyne Options        -0-          -0-       180,000 (exer)(2)    353,400 (exer)(3)
 DCA Options             -0-          -0-          -0-                  -0-


----------

(1) The options were out-of-the-money as of December 31, 1997. The value was determined by the difference between the exercise price, $2.38 per share, and the closing price of the Common Stock on December 31, 1997, as reported by the Nasdaq National Market which was $2.13.

(2) 40,000 options exercisable at $1.00 under the 1994 Plan, 40,000 options exercisable at $1.75 under the 1995 Plan and 100,000 options exercisable at $3.25 pursuant to the 1997 Plan.

(3) The value of the in-the-money options was determined by the difference between the exercise price and the closing price of the common stock as reported by Nasdaq National Market on December 31, 1997, which was $4.38.

(4) Exercised as of December 31, 1997 at $1.50 per share with payment of cash for par value and the balance in a promissory note forgiven by DCA. See "Beneficial Ownership of the Company's Securities" and "Executive Compensation - Summary Compensation Table."

(5) The value realized of the DCA shares represents the difference between the exercise price and the fair market value of the stock on the date of exercise, December 31, 1997, which was determined from the closing price of the DCA common stock as reported by Nasdaq SmallCap on December 31, 1997, which was $2.44. See column (i) to "Executive Compensation - Summary Compensation Table."

(6) President and director of Techdyne.

                    BOARD EXECUTIVE COMPENSATION REPORT

     The Company has no executive compensation committee. Compensation of its executive officers is considered by all five members of the board of directors, which includes Thomas K. Langbein, the Chairman of the Board and Chief Executive Officer of the Company and its subsidiaries. Mr. Langbein is the only executive officer of the Company that has an employ-ment agreement. The only other executive of the Company's subsidiaries that has an employment agreement is Barry Pardon, President and director of Techdyne, a 63% owned public subsidiary. These are the only two indi-viduals who receive in excess of $100,000 from the Company and/or its subsidiaries, except for 1997, based upon forgiveness of a promissory note for $74,500 deemed other compensation, Bart Pelstring, President and director of DCA, received compensation in excess of $100,000. See "Executive Compensation."

     Mr. Langbein's employment contract was renewed for another five years in 1994 at the same base salary with $10,000 incremental increases each year, which increases he waived until June, 1995. Mr. Langbein has most responsibility for the Company's performance. He has been the motivating force behind the Company's strengthened sales growth, marketing, expense control, profit margins, structuring and implementing efficiency programs, asset management, inventory control, and assessment of plans for existing and new products and services. In evaluating the performance and setting the Chief Executive Officer's compensation, the board took into account Mr. Langbein's successful efforts in directing the Company's operations, seeking new sources of capital for the Company and its subsidiaries' operations, aggressively pursuing new areas of growth in the electronics, electro-mechanical and dialysis industries, and motivating key executive management toward greater overall efficiencies in labor, cost control, increased sales and new business. The Company has experienced profitabil-ity during the last four years after many years of losses due to Mr. Langbein's leadership.

     A stronger financial position in the last few years has enabled the board to also reward the officers, directors, key employees and advisors with options under the 1989 Option Plan. The board believes that equity ownership by Company management and employees is a significant incentive in increasing earnings and aligning the long-term interest of management and key employees with stockholders. Options are also the only other significant component of compensation for the directors. No director receives any cash compensation for acting as such, unlike most other public companies, nor does any officer or director receive fees for participating on any committee. The board also looks to historical option grants as well as the officer's, director's and/or key employee's past and prospective contributions to the success of the Company to determine the appropriate range of awards. Options granted are at prices not less than the fair market value of the Company's Common Stock on the date of grant. Options have little value unless management, the option holders, strive to improve the Company's operations, sales and profita-bility that should reflect increase in the market price of the Common Stock. The board also looks to historical option grants and officers', directors' and key employees' past and prospective contributions to the success of the Company to determine the appropriate range of rewards.
See "Executive Compensation-Options, Warrants or Rights."

                      Submitted by the Board of Directors

               Thomas K. Langbein             Seymour Friend
               Anthony C. D'Amore             Peter D. Fischbein
                               Robert P. Magrann

                      COMPANY STOCK PRICE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Nasdaq Market Index and the Electronics Industry Index from December 31, 1992 through December 31, 1997. The cumulative total stockholder returns on the Company's Common Stock was measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, and the Nasdaq Market Index and the Elec-tronics Industry Index. The Company did not pay dividends on its Common Stock during the measurement period and the calculations of cumulative total stockholders return on the Common Stock did not include dividends.

Comparison Of Five Year Cumulative Total Returns Among Medicore, Nasdaq
             Market Index and Electronics Industry Index

Measurement Period
------------------                                            Electronic
(Fiscal Year Covered)       Medicore, Inc.   Nasdaq Index   Industry Index
                            -------------    ------------   --------------
Measurement Pt-12/31/92       $ 100.00        $ 100.00         $ 100.00

FYE 12/31/93                     93.33          119.95           136.61
FYE 12/31/94                    260.00          125.94           164.82
FYE 12/31/95                    506.67          163.35           254.63
FYE 12/31/96                    266.67          202.99           386.02
FYE 12/21/97                    240.00          248.30           410.75

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain of the officers and directors of the Company are officers and/or directors of Techdyne and DCA, including Thomas K. Langbein, who holds the position of Chairman of the Board of Directors, President and Chief Executive Officer of the Company, Chairman of the Board of Directors and Chief Executive Officer of Techdyne and DCA, as well as officer and/or director of these companies' subsidiaries; Mr. Langbein is also the President, sole shareholder and director of Todd, a broker-dealer;
Daniel R. Ouzts is Vice President of Finance and Controller of the Company, Techdyne and DCA; Peter D. Fischbein and Anthony C. D'Amore are each a director of the Company and Techdyne; and Lawrence E. Jaffe is Secretary and corporate counsel to the Company and DCA and counsel to Techdyne. Approximately 1% of the Company's Common Stock and DCA's securities and options for less than 1% of Techdyne's common stock are in the name of and held in trust for Mr. Jaffe's wife, to all of which securities Mr. Jaffe disclaims beneficial ownership. Mr. Jaffe receives a substantial portion of his fees from the Company, Techdyne and DCA.

     In addition, certain of the accounting personnel and administrative facilities of the Company and its subsidiaries, including Techdyne and DCA, are common. The costs of executive and accounting salaries and other shared corporate overhead for these companies are charged first on the basis of direct usage when identifiable, with the remainder allocated on the basis of time spent, either through a corporate overhead allocation or in the case of Techdyne, through a Service Agreement. Since the shared expenses are allocated on a cost basis, there is no intercompany profit involved. Utilization of personnel and administrative facilities in this manner enables the Company to share the cost of qualified individuals with its subsidiaries rather than duplicating the cost for various entities. These services are provided by the Company and allocated to Techdyne pursuant to a two-year Service Agreement through September 30, 1998. It is the opinion of management that these services are on terms as favorable as obtainable from unaffiliated parties.

     The amount of expenses charged by the Company to Techdyne and DCA for each of the three years ended December 31, 1997 were approximately $408,000 and $240,000, respectively. These were included in the intercompany advance accounts with Techdyne and DCA. As a result of cash transfers from the Company and corporate overhead allocations, there was an intercompany indebtedness due from DCA to the Company of approximately $129,000 at December 31, 1997.

     Since the Company's acquisition of Techdyne in 1982, the Company had been advancing funds at no interest to finance that subsidiary's business with a substantial amount repaid upon completion of Techdyne' public offering in October, 1995, which left a net balance due to the Company at December 31, 1995 of $2,686,000 evidenced by an unsecured demand promissory note convertible into common stock of Techdyne at a rate of $1.75 per share. The annual interest rate on the note is 5.7%. There is no schedule for the repayment of such indebtedness. In June, 1996, the Company converted $350,000 of this note into 200,000 shares and in November, 1997, the Company converted $875,000 of the note into 500,000 shares of Techdyne's common stock, giving it an approximately 63% ownership interest in Techdyne (approximately 70% including the beneficial ownership of the Techdyne stock underlying the convertible note). At December 31, 1997, the balance of the convertible note including accrued interest amounted to approximately $2,292,000. The Company also had an intercompany advance receivable from Techdyne of approximately $14,000 with interest at 5.7% at December 31, 1997. Pursuant to Techdyne's refinanced credit facility with a Florida bank, the Company has not only guaranteed the loans, and secured them with certain of its properties which it leases to Techdyne, but has also agreed to subordinate this indebtedness, provided Techdyne may make payments to the Company on the subordinated debt from additional equity that is injected into Techdyne or from retained earnings arising subsequent to March 31, 1995, provided that at the time of any such repayment to the Company Techdyne is in compliance with the financial covenants of the loan agreements. The Company does not intend to require repayment of these advances prior to January 1, 1999.

     In 1990 the Company acquired Techdyne's real property in Hialeah, Florida consisting of the land and two buildings and a parking lot. The Company is leasing the buildings and the parking lot to Techdyne under a five year net lease expiring March 31, 2000 at $94,000 per year plus applicable taxes. Management is of the opinion that the rentals are on terms as favorable as obtainable from unaffiliated parties.

     Techdyne had a credit facility with Consolidated Bank, N.A., now NationsBank of Florida, which it had amended over the years. The
$230,000 mortgage and the NationsBank credit facility were replaced in February, 1996 by Techdyne entering into three loan arrangements with Barnett Bank of South Florida, NA ("Barnett Bank"). One credit facility was a $2,000,000 line of credit, due on demand, secured by Techdyne's accounts receivable, inventory, furniture, fixtures, and intangible assets bearing interest at Barnett Bank's prime rate plus 1.25%.

     Barnett Bank had also extended two commercial term loans to Techdyne in 1996, one for $712,500 for five years expiring on February 7, 2001 at an annual rate of interest equal to 8.28% with monthly payments of principal and interest of $6,925 based on a 15-year amortization schedule with the unpaid principal and accrued interest due on the expiration date. This term loan has a prepayment penalty and is secured by a mortgage on properties in Hialeah, Florida owned by the Company, two of which proper-ties are leased to Techdyne and one parcel used as a parking lot. Under this term loan

Techdyne is obligated to adhere to a variety of affirmative and negative covenants similar to those of the 1997 five year term loan of $1,500,000 from Barnett Bank. See below.

The mortgage issued by the Company to secure the $712,500 term loan provides Barnett Bank with reappraisal rights so that should the principal amount outstanding under the Note exceed 75% of the reappraised value of the mortgaged property, such excess has to be repaid by the Company and/or Techdyne. The Company, as lessor to Techdyne of these mortgaged properties, has assigned the leases, rents and profits to Barnett Bank as further security for this $712,500 term loan, provided the Company may continue to collect the rents until an event of default, if any. The Company, as lessor of the properties mortgaged, has subordinated its interests in the leases to the mortgage held by Barnett Bank to secure this term loan.

     The second commercial term loan obtained in 1996 is for the principal amount of $200,000 for a period of five years bearing interest at a per annum rate of 1.25% over Barnett Bank's prime rate and requiring monthly principal payments with accrued interest of $3,333 through expiration on February 7, 2001. This $200,000 term loan carries no prepayment penalty and is secured by all of Techdyne's tangible personal property, goods and equipment, and all cash or non-cash proceeds of such collateral.

     The $2,000,000 revolving line of credit was extended to $2,500,000 in July, 1997 by a First Amendment to Loan and Security Agreement, Loan Agreement, and Security Agreement, and fully used to pay the cash portion of the consideration for the Lytton acquisition completed on July 31, 1997. See below. Effective December 29, 1997, Techdyne refinanced its revolving line of credit which is no longer a demand loan but rather has a maturity date of May 1, 2000, is for an amount of up to $1,600,000 and has interest at the Bank's prime rate, currently 8.5%.

     Techdyne also obtained a five year term loan of $1,500,000 due Decem-ber 29, 2002 at an annual interest rate of 8.60%. The interest was fixed based upon a variable rate note (LIBOR plus 2.25% floating rate) and an interest rate swap agreement entered into with Barnett Bank. The swap agreement in effect reduces the interest rate risk by allowing Techdyne to lock-in a fixed rate by converting the foregoing variable rate obliga-tion. The term loan is payable in equal principal payments of $25,000 plus interest. Early termination of the swap agreement, either through prepayment or default on the term loan, may result in a cost or a benefit to Techdyne. The market risk from such early termination that arises from the movement in interest rates may cause a liability to Techdyne if interest rates are down, and a benefit to Techdyne if interest rates are up, with Techdyne recognizing a loss or gain resulting from the difference between its fixed interest rate and the market value of interest rates at the time of early termination. Under the term loan, Techdyne is obligated to adhere to a variety of affirmative and negative covenants, including but not limited to a debt service ratio of 1:25 to 1:00, a current ratio of 1:5 to 1:00, a capital funds ratio of total debt to capital funds of no more than 1:7 to 1:00, maintenance of capital funds equal to or in excess of $3,500,000, and Techdyne may not sell any of its assets or properties, except inventory in the ordinary course of business, within any calendar year for which the aggregate book value exceeds $500,000. The term loan also provides for restrictions on transactions with related persons, precludes changes in ownership in Techdyne which would reduce the ownership by Medicore, to less than 51%, and restricts Techdyne from engaging in any new unrelated business which might adversely affect the repayment of the term loan.

     The revolving and term financing facilities are secured by a first security interest on corporate assets. The Company has also subordinated $2,291,665 in principal indebtedness due to it from Techdyne to these financing facilities, provided the Company may make payments to Medicore on the subordinated debt from additional equity that is injected into the Company or from the use, on a quarterly basis, of retained earnings arising subsequent to March 31, 1995, so long as Techdyne is in compliance with all financial covenants of the loan agreements.

     There are cross defaults between the revolving and term loans exclusive of the $200,000 term loan.

     The Company has unconditionally guaranteed the payment and performance by Techdyne of the $1,600,000 revolving line of credit and the three com-mercial term loans.

     Techdyne has advanced funds to Techdyne (Scotland) for that subsidi-ary's working capital requirements with an outstanding balance of $600,000 at December 31, 1996, having been repaid during 1997. This sum was not evidenced by a note and bore interest at a rate of prime plus 1.5% per annum. Techdyne has guaranteed a line of credit for Techdyne (Scotland) from The Royal Bank of Scotland Plc which credit line has a U.S. equiva-lency of approximately $33,300 at December 31, 1997, which is secured by the assets of Techdyne (Scotland). This line of credit operates as an overdraft facility. No amounts were outstanding under this line of credit as of December 31, 1997.

     On July 31, 1997, Techdyne acquired Lytton Incorporated, which is engaged in the manufacture and assembly of printed circuit boards and other electronic products for commercial customers. This acquisition required $2,500,000 cash at closing, funded by the modified revolving line of credit with Barnett Bank, as well as 300,000 shares of Techdyne's Common Stock which had a fair value of approximately $1,031,000 based on the closing price on the date of acquisition for which Techdyne has guaranteed $2,000,000 minimum proceeds ($2,400,000 if certain earnings objectives are met over a twelve month period) to Patricia Crossley, the seller of Lytton, payable at the option of Techdyne in cash or additional Techdyne common stock. Patricia Crossley is the wife of Lytton's Presi-dent, Lytton Crossley. The Stock Purchase Agreement also provided for incentive consideration based on specific sales levels of Lytton for each of three successive specified years, which includes payment to Patricia Crossley of 4% of Lytton's sales of $14,000,000 up to $20,000,000, and 5% of Lytton's sales over $20,000,000. Lytton Crossley has a one year employment agreement with Lytton through July 30, 1998 at an annual salary of $135,000, plus participation in medical and life insurance programs and profit and other employee benefit plans, and reasonable business costs and expenses.

     Mr. Crossley had borrowed an aggregate of approximately $155,000 from Lytton, which was repaid at the closing date of the Lytton acquisition on July 31, 1997. The repayment was made through use of a portion of the cash consideration paid to Patricia Crossley for the sale of Lytton to Techdyne.

     Lytton has a deferred compensation arrangement with its President, Lytton Crossley, dated August 1, 1997 in the amount of $200,140. The agreement calls for monthly payments of $8,339 provided that Lytton's cash flow is adequate to cover these payments and the interest to be calculated on any unpaid balance as of August 1, 1999. During the period ended December 31, 1997 a total of $33,357 was paid under this agreement.

     On September 16, 1996, Lytton sold its offices and operating facility to Stanley Avenue Properties, Ltd., a limited liability company whose membership includes Lytton's President, Mr. Crossley and his wife. Stanley Avenue Properties, Ltd. acquired the facilities in exchange for a note receivable to Lytton for $147,000 and the assumption of two mortgage notes payable for a total sales price of $1,200,152. Lytton recognized a gain on the sale of the property and equipment in the amount of approxi-mately $14,400, which was reflected in the revenues section of Lytton's financial results. The note receivable from Stanley

Avenue Properties, Ltd. of approximately $139,000 was also repaid on July 31, 1997 upon Techdyne's acquisition of Lytton.

     Stanley Avenue Properties, Ltd. leases the property to Lytton under a five year lease with monthly lease payments of approximately $17,900 for the first year, adjusted in subsequent years for the change in the consumer price index, and contains two renewal options each for five years at the then fair market resale value. Techdyne is guarantor of this lease.

     During 1995, pursuant to a redemption agreement, Lytton purchased 249 shares of treasury stock from its former parent, Electrolert, Inc. ("Electrolert"), as well as from certain other minority stockholders. Consideration included cash, assignment of an account receivable and provisions for contingent payment upon sale of Lytton to a third party. This contingent payment resulted in Electrolert receiving $1,150,000 from the proceeds of Techdyne's acquisition of Lytton, releasing Lytton from any further liability to its former parent under the redemption agreement.

     In 1995, Lytton entered into loan agreements with The Provident Bank in Ohio for revolving ($1,500,000), term ($1,000,000), equipment (up to $900,000) and mortgage loans ($900,000), secured by a mortgage on the real property leased to Lytton and owned by Stanley Avenue Properties, Ltd., and by other collateral, and guaranteed by Lytton Crossley. The mortgage loan was assigned to and assumed by Stanley Avenue Properties, Ltd. and the mortgage was amended to delete the other loans from indebtednesses secured by the mortgage. The revolving line was extended to August 1, 1998 and has monthly interest payments at prime plus .5%. The amount outstanding on this line was $549,000 as of December 31, 1997. The weighted average interest rate on this line during this period was 9.13%. The $1,000,000 installment loan matures June, 2002 at an annual rate of 9% for two years, with monthly payments of $16,667 plus interest. After two years, Lytton will have an option of a variable or fixed interest rate. The balance outstanding on this loan was $933,010 as of December 31, 1997. The
$500,000 equipment loan is payable over four years through July 1, 2001 with the same interest rate as the installment loan. There was no out-standing balance on this loan as of December 31, 1997. All of these bank loans are secured by the business assets of Lytton.

    Property, casualty and general liability insurance coverage for the Company and similar insurance for subsidiaries, including Techdyne and DCA, had been obtained through the A.C. D'Amore Agency, Inc. an insurance agency owned by Mr. D'Amore, a director of the Company and Techdyne and registered as a part-time account executive with Todd, although he has not been active in the securities business. In 1992, Mr. D'Amore sold his insurance business and continues as an insurance consultant. Mr. D'Amore continues to receive commissions for the account of the Company and Techdyne. The aggregate annual premiums for such insurance were approximately $159,000 for the year ended December 31, 1997 of which $127,000 was for Techdyne. Mr. D'Amore's commissions were approximately $4,000. In addition, the Company, Techdyne and DCA obtained group health insurance coverage and several executive and key life insurance policies through George Langbein, brother of Thomas K. Langbein. This insurance includes $100,000 term life insurance covering certain of the executive officers of the Company, Techdyne and DCA, purchased and paid for by their respective companies. George Langbein is affiliated as an independent sales representative with Techdyne. The Company also pays for $1,600,000 of whole and term life insurance owned by Thomas K. Langbein, including a $500,000 policy assigned to Thomas K. Langbein in the first quarter of 1997. See "Executive Compen-sation." Premiums on these coverages totaled approximately $374,000 for the year ended December 31, 1997 of which $127,000 and $87,000, respec-tively, were for Techdyne and DCA. Management is of the opinion that the cost and coverage of the insurance obtained through Mr. D'Amore and George Langbein are as favorable as can be obtained from unaffiliated parties.

Dialysis Services of Pennsylvania, Inc. - Lemoyne, a wholly-owned subsidi-ary of DCA, is leasing its dialysis center from DCA under a five year net lease expiring November 30, 2000 at $33,730 per annum, plus applicable taxes, utilities, insurance and its proportionate share of related operating costs. Management is of the opinion that the rental is on terms as favorable as can be obtained from unaffiliated parties.

     The Company established Viragen as a research and development bio-medical company, primarily for production and use of human leukocyte interferon, in 1980. In 1986, the Company spun-off Viragen and entered into certain agreements with its former subsidiary, the singular existing agreement being a royalty agreement expiring in November, 2001, pursuant to which Viragen is to pay a schedule of royalty payments with respect to Viragen's interferon and related product sales with a maximum cap of $2,400,000. As of December 31, 1997, Viragen has paid approximately $64,000 of royalties to the Company. Certain of Viragen's indebtedness to the Company was paid with Viragen common stock, with the Company at December 31, 1997 owning approximately 259,000 shares of Viragen shares originally owned. The Company sold approximately 10,000 Viragen shares in 1997 recognizing a gain of $49,000. The Company leases 2,800 square feet of office space from Viragen for $22,000 per annum under a five year renewed lease through December 31, 2002.

     The only remaining common director of the Company and Viragen is Peter
D. Fischbein, also a director of Techdyne. Mr. Fischbein is an attorney who had acted from time to time as counsel to the Company, Techdyne, Todd and Viragen. See "Election of Directors" and "Beneficial Ownership of the Company's Securities."

                                 AUDITORS

     The audit committee is reviewing the reports, services and fees of Ernst & Young LLP, the Company's independent accountants since 1978 and which firm audited the financial statements of the Company for fiscal 1997. Upon the audit committee's review, it will make a recommendation to the board as to the independent accountants which it determines should audit the financial statements of the Company for the current fiscal year and shareholders will be so notified.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired to do so. The representative will also be available to respond to appro-priate questions from shareholders attending the meeting.

                     SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Company for inclusion in the 1999 Proxy Statement must be received by the Company not later than February 10, 1999. Any such proposal should be sent to the Secretary of the Company, Lawrence E. Jaffe, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any such proposal should provide the reason for it, the complete text of any resolution and other specified matters, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securi-ties and Exchange Commission.

     To nominate a director at the Annual Meeting, a shareholder must satisfy Florida law and the By-Laws of the Company. A shareholder who wishes to suggest a potential nominee should provide the Secretary of the Company for the 1999 Annual Meeting written notice of such nominee and other appropriate information at least 60 days prior to that Annual Meeting, detailing the qualifications of such nominee for consideration by the board. Any shareholder requesting a copy of the Company's By-Laws will be furnished one without charge upon written request to the Company.

                               OTHER MATTERS

     Management is not aware of any other matter to be presented for action at the meeting other than the proposal to elect two members of the Class 3 directors as set forth in the accompanying Notice of Annual Meeting and in this Proxy Statement, and management does not intend to bring any other matter before the meeting. However, if any other matter should be presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment and in the best interests of the Company.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER OF RECORD (OR ANY SHAREHOLDER WHO OWNS THE COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE) AT THE CLOSE OF BUSINESS ON APRIL 17, 1998, TO THE SECRETARY OF THE COMPANY, LAWRENCE E. JAFFE, ESQ., 777 TERRACE AVENUE, HASBROUCK HEIGHTS, NEW JERSEY 07604, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 WILL BE PROVIDED WITHOUT CHARGE.

     Kindly sign, date and return the enclosed form of proxy. YOUR VOTE IS IMPORTANT.

                                By Order of the Board of Directors

                                LAWRENCE E. JAFFE
                                Secretary and Counsel
May 1, 1998

                                 APPENDIX A



                                   PROXY
                               MEDICORE, INC.

The Board of Directors Solicits This Proxy

     The undersigned appoints Lawrence E. Jaffe or Peter D. Fischbein, with power of substitution in each, proxies to vote all the shares of MEDICORE, INC. which the undersigned may be entitled to vote as a stock-holder of record on April 17, 1998 at the Annual Meeting of Shareholders to be held Wednesday, June 10, 1998, or any adjournment thereof.

     When properly executed and returned in a timely manner, this proxy will be voted at the Annual Meeting and any adjournment thereof in the manner directed herein. Directors recommend a vote FOR Proposal 1. SHARES WILL
BE SO VOTED UNLESS OTHERWISE INDICATED.

1.   Election of Directors:
     Nominees:  THOMAS K. LANGBEIN for Class 3 director.
                SEYMOUR FRIEND for Class 3 director.

     [  ]  FOR director nominees listed;  [  ]  WITHHOLD AUTHORITY to vote for director nominees listed.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)

---------------------------------------------------------------------------

2. In their discretion, such other business as may properly come before the meeting.

(Back side of the card)

IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

Signatures(s) should be exactly as
your name(s) appears on this proxy.
If signing as executor, administrator,
trustee, guardian or attorney, please
give full title when signing.  If
stock is registered in the names of
joint owners, the proxy should be
signed by each.  If the stockholder
is a corporation, sign full corporate
name by a duly authorized officer.

-----------------------------------------
             (Signature)

-----------------------------------------
             (Signature)

Dated:                             , 1998
      -----------------------------